Exhibit 99.1

July 1, 2015

CyrusOne Announces Closing of Cervalis Acquisition

New York Metro Data Center Operator Significantly Enhances Company’s Geographic and Customer Diversification and Strengthens Product Portfolio

DALLAS—(BUSINESS WIRE)— CyrusOne Inc. (“CyrusOne”) (NASDAQ:CONE) announced today that it has closed the previously announced acquisition of Cervalis Holdings LLC (“Cervalis”), a privately-held operator of four data center facilities and two work area recovery facilities (collectively, the “Facilities”) serving the New York metropolitan area. The transaction expands CyrusOne’s existing portfolio to 31 data centers across 12 distinct markets (10 cities in the U.S., London and Singapore).

“We are excited about welcoming Cervalis into the CyrusOne family, as Mike Boccardi and his team have created the premier financial services data center platform in the New York Metro area,” said Gary Wojtaszek, president and chief executive officer of CyrusOne. “Cervalis is highly complementary to our existing business, strengthening our geographic footprint by establishing a presence in a very important East Coast market and providing an attractive portfolio of enterprise customers, including some of the largest financial services companies in the world.”

Pursuant to the terms of the transaction, a subsidiary of CyrusOne acquired Cervalis for approximately $400 million, excluding transaction-related expenses, in an all cash transaction. The acquisition was financed through proceeds from the Company’s recent common stock and senior notes offerings as well as drawings under its recently amended senior unsecured credit facility.

Transaction Highlights

The transaction adds four Tier 3+ data center facilities and two standalone work area recovery facilities serving the New York metropolitan region into CyrusOne’s existing data center platform. The Cervalis Facilities currently comprise more than 500,000 gross square feet of space, including more than 130,000 colocation square feet and over 100,000 square feet of work area recovery space.

“We are looking forward to joining the CyrusOne team and leveraging the combined company’s strength to accelerate the growth trajectory of the business,” said Michael Boccardi, president and chief executive officer of Cervalis. “There is a significant benefit in being able to offer our financial services and other enterprise customers the opportunity to grow outside of the New York Metro area through CyrusOne’s platform of interconnected data centers.”

In fiscal year 2014 and the first quarter of 2015, Cervalis generated revenue of $69 million and $20 million, respectively, with approximately two-thirds being derived from colocation services, and the remainder from interconnection, managed services, and work area recovery products. As of the end of the first quarter of 2015, 78% of the colocation square feet within the Cervalis Facilities was utilized. In addition to the currently available raised floor space, it currently has capacity under shell to deliver an incremental 50,000 colocation square feet.

The transaction is expected to provide additional benefits to CyrusOne, including the following:

•                  Enhanced Geographic Diversification: The combination greatly enhances CyrusOne’s geographic diversification, establishing a presence in the Northeast with the addition of a platform that includes four data centers in the New York metropolitan market.

•                  Access to a High Quality Enterprise Customer Base: Cervalis serves approximately 220 enterprise customers, with a particular niche servicing some of the world’s largest financial institutions, including several Fortune 1000 companies. Approximately two-thirds of its first quarter 2015 revenue came from customers within the financial services industry.

•                  Strengthened Product Portfolio: The transaction provides a set of interconnected data centers in one of the world’s largest internet hubs, further enhancing the attractiveness of CyrusOne’s National IX platform. Access to a high-end managed services offering provides a platform that can be selectively leveraged across CyrusOne’s existing customer base to accelerate growth.

Financial Impact

The acquisition is expected to be accretive to Normalized FFO per diluted share and unit in the second half of 2015. There is potential additional accretion in 2016 based on lease up of existing inventory and synergies. The Company will provide updated guidance for the year on its second quarter 2015 earnings call.

Financial and Legal Advisors

Morgan Stanley and Allen & Company LLC served as financial advisors to CyrusOne, and DLA Piper served as CyrusOne’s legal advisor. DH Capital served as the financial advisor to Cervalis and Pillsbury Winthrop Shaw Pittman served as Cervalis’ legal advisor.

Safe Harbor

This release contains forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of CyrusOne’s acquisition of the Facilities, including future financial and operating results, enhanced utilization of the Facilities, expected cost savings, enhanced revenues and accretion to reported earnings and funds from operations that may be realized from the acquisition; (ii) statements of plans, objectives and expectations of CyrusOne or its management, including the expected timing of completion of the transaction; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements and other statements that are not historical facts. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) the risk that the Facilities will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (ii) the risk that the expected increased revenues, funds from operations and net income may not be fully realized or may take longer to realize than expected; (iii) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; and (iv) disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers. More information on potential risks and uncertainties related to our business is available in our recent filings with the SEC, including CyrusOne’s Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

About CyrusOne

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for nearly 900 customers, including nine of the Fortune 20 and over 160 of the Fortune 1000 or equivalent-sized companies.

CyrusOne’s data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne’s National IX platform provides robust connectivity options to drive revenue, reduce expenses, and improve service quality for enterprises, content, and telecommunications companies. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its more than 30 data centers worldwide.

CyrusOne Inc.
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investorrelations@cyrusone.com

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